EXHIBIT INDEX

Exhibit 16 (a) 3(e):  Certificate of Amendment

Exhibit 16(a) 23:     Consent of Independent Auditors

Exhibit 16(a) 24(a):  Officers' Power of Attorney

Exhibit 16(a) 24(b):  Directors' Power of Attorney

Exhibit 16(b):        Financial Statement Schedules